SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM S-8
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                           THE KINGSLEY COACH, INC.
              ------------------------------------------------
             (Exact name of Registrant as specified in Charter)

       Delaware                                       23-3003600
    --------------------------------------------------------------------
    (State of Incorporation)               (I.R.S. Employer I.D. Number)

                180 U.S. Highway 522, Middleburg, PA 17842
                ------------------------------------------
                 (Address of Principal Executive Offices)

                     2003 STOCK AND STOCK OPTION PLAN
                          (Full Title of Plan)

                             RALPH DICKENSON
                         The Kingsley Coach, Inc.
                           180 U.S. Highway 522
                           Middleburg, PA 17842
                              (570) 837-7114
           -------------------------------------------------------
          (Name, Address and Telephone Number of Agent for Service)

                                  Copy to:
                            ROBERT BRANTL, ESQ.
                             322 Fourth Street
                             Brooklyn, NY 11215
                              (718) 768-6045

                      CALCULATION OF REGISTRATION FEE

Title of                       Proposed          Proposed Maximum
Securities    Amount           Maximum Offering  Aggregate        Amount of
to be         to be            Price             Offering         Registration
Registered    Registered (1)   per Share (2)     Price (2)        Fee
------------------------------------------------------------------------------
Common Stock, 4,000,000 shares   $.10            $400,000         $32.36
 $.0001 par
 value


(1) This Registration Statement also covers an indeterminable number of additional shares that may be issued as a result of an adjustment in the shares in the event of a stock split, stock dividend or similar capital adjustment, as required by the Plan.

(2) The price stated is estimated solely for purposes of calculation of the registration fee and is the aggregate exercise price of options for 4,000,000 shares previously granted under the Plan.




                                 PART II

           INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The Kingsley Coach, Inc. is incorporating by reference the following documents previously filed with the Securities and Exchange Commission:

     (a) Kingsley Coach's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2002;

     (b) Kingsley Coach's Quarterly Report on Form 10-QSB for the quarter ended September 30, 2002;

     (c) Kingsley Coach's Quarterly Report on Form 10-QSB for the quarter ended December 31, 2002;

     (d) the description of Kingsley Coach's Common Stock contained in its Registration Statement on Form 10-SB.

     Kingsley Coach is also incorporating by reference all documents hereafter filed by Kingsley Coach pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

Item 4. Description of Securities.

     Not Applicable.

Item 5. Interests of Named Experts and Counsel.

     Robert Brantl, Esq., counsel to Kingsley Coach, has passed upon the validity of the shares registered pursuant to this Registration Statement. Mr. Brantl is the beneficial owner of 140,000 shares of the common stock of Kingsley Coach.

Item 6. Indemnification of Directors and Officers.

     Section 145 of the General Corporation Law of the State of Delaware authorizes a corporation to provide indemnification to a director, officer, employee or agent of the corporation, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding, if such party acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful as determined in accordance with the statute, and except that with respect to any action which results in a judgment against the person and in favor of the corporation the corporation may not indemnify unless a court determines that the person is fairly and reasonably entitled to the indemnification. Section 145 further provides that indemnification shall be provided if the party in question is successful on the merits.

     Our certificate of incorporation also provides that our directors will not be personally liable to us for monetary damages for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper personal benefit from their action as directors.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

     4.1   2003 Stock and Stock Option Plan

     4.1   Award Agreement dated April 4, 2003 issued to Dan Rubin

     5     Opinion of Robert Brantl, Esq.

     23.1  Consent of Mantyla McReynolds

     23.2 Consent of Robert Brantl, Esq. is contained in his opinion, filed as Exhibit 5.

Item 9. Undertakings.

     Kingsley Coach hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Kingsley Coach pursuant to the provisions of the Delaware General Corporation Law or otherwise, Kingsley Coach has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Kingsley Coach of expenses incurred or paid by a director, officer or controlling person of Kingsley Coach in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Kingsley Coach will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                              REOFFER PROSPECTUS


                            THE KINGSLEY COACH, INC.

                       4,000,000 Shares of Common Stock


     The shares are being offered by persons who are control persons with respect to The Kingsley Coach, Inc. by reason of their position in management or their ownership of voting stock. They acquired the shares from The Kingsley Coach, either as the recipients of grants of stock or by exercising stock options issued to them by The Kingsley Coach, Inc.

     The selling shareholders intend to sell the shares into the public market from time to time. The shareholders will negotiate with the market makers for The Kingsley Coach, Inc.'s common stock to determine the prices for each sale. They expect each sale price to be near to the market price at the time of the sale.

     The Kingsley Coach, Inc.'s common stock is listed for trading on the OTC Bulletin Board under the trading symbol "KNGS.OB."

     Purchase of The Kingsley Coach, Inc. common stock involves risk. Please see "Risk Factors," which begins on page 2.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.


                        The Kingsley Coach, Inc., Inc.
                             180 U.S. Highway 522
                             Middleburg, PA 17842
                                570-837-7114



                 The date of this prospectus is April 7, 2003


                             TABLE OF CONTENTS

RISK FACTORS . . . . . . . . . . . . . . . . . . . . . . . . .-2-

SELLING SHAREHOLDERS . . . . . . . . . . . . . . . . . . . . .-4-

OTHER AVAILABLE INFORMATION. . . . . . . . . . . . . . . . . .-4-

INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . .-5-


                               RISK FACTORS

     You should carefully consider the risks described below before buying our common stock. If any of the risks described below actually occurs, that event could cause the trading price of our common stock to decline, and you could lose all or part of your investment.

     Kingsley Coach will not be able to carry out its business plan without additional funds.

     The business plan developed by our management requires, at a minimum, an additional $1 million in capital. Those funds, if acquired, would be used primarily to fund an increase in work-in-process and an inventory of finished vehicles. Lacking those funds, we now commence manufacturing a vehicle only after we have received a purchase order for it. This means we deliver vehicles many months after they are ordered. This condition limits our sales, as potential customers often opt to purchase a competitor's vehicle, which can be delivered from the competitor's inventory within days after the customer places the purchase order. In order to achieve satisfactory growth, therefore, we will require additional capital.

     Kingsley Coach may be unable to obtain the funds we need to carry out our business plan.

     Our management has been engaged for several years in seeking the funds we require in order to carry out our business plan. They have been unsuccessful. Our efforts to develop sources of equity financing continue. But we do not know if we will be able to obtain the funds we need. If we do not obtain those funds, we will not be able to expand our operations to any significant rate.

     We have marketed our product on a limited basis only, and we can only speculate as to whether a significant market exists for our product.

     Until the summer of 2000, we sold only custom-built Kingsley Coaches, and we sold them primarily to individuals involved in the trucking industry. In 2000 we introduced our standardized Camelot series, but our marketing effort remains limited due to our limited capital resources. At the same time, there is no competitor selling recreational vehicles similar to the Kingsley Coach to a national market. Therefore, our expectation that there is a national market for our product of sufficient size to support our growth is speculative, supported by only anecdotal evidence. If there are not enough customers for our product, we will not be successful in growing.

     We do not know if we will be able to develop a national marketing network that is satisfactory for our needs.

     We do not intend to expand our marketing program significantly unless we acquire additional funds, since our existing backlog exhausts our capacity to fund manufacturing. Therefore, we do not know whether, if and when funds become available, we will be able to develop a national marketing program on terms that are beneficial to our company.

     There are companies involved in the manufacture of recreational vehicles who could destroy our market if they chose to compete against us with a similar product.

     The recreational vehicle industry is dominated by a small number of major companies. Five manufacturers currently account for over two-thirds of recreational vehicle sales in the United States. These manufacturers are very well capitalized. If any one of them decided to introduce a recreational vehicle similar in concept and design to the Kingsley Coach, it would be very difficult for us to compete effectively.

     A problem with our materials producers could seriously delay production of our products.

     Currently, Thor of America produces the RV bodies for all of our vehicles. Our relationship with Thor of America is "at-will." If Thor failed to manufacture the bodies we needed on schedule, our own production of vehicles would likely be delayed, which would have an adverse effect on our sales.

     A downturn in the U.S. economy would be likely to reduce demand for our products.

     The Kingsley Coach is a luxury vehicle, generally costing over $200,000 each. If there is a downturn in the economy in the United States, it would be likely to result in a reduced demand for luxury items, which could adversely affect our company's sales.

     Our business development could be hindered if we lost the services of our Chief Executive Officer.

     Ralph Dickenson is the only executive officer of Kingsley Coach who is engaged full-time in the company's business. Mr. Dickenson is responsible for strategizing not only our product development but also the means of financing it. If Mr. Dickenson were to leave Kingsley Coach or become unable to fulfill his responsibilities, the likely effect would be a delay in the development of Kingsley Coach until a suitable replacement for Mr. Dickenson could be retained.

     The volatility of the market for Kingsley Coach common stock may prevent a shareholder from obtaining a fair price for his shares.

     The common stock of Kingsley Coach is quoted on the OTC Bulletin Board. Trading volume is usually relatively small, and prices vary dramatically from time to time. It is impossible to say that the market price on any given day reflects the fair value of Kingsley Coach, since the price often moves up or down by over 50% in a week's time. A shareholder in Kingsley Coach who wants to sell his shares, therefore, runs the risk that at the time he wants to sell, the market price may be much less than the price he would consider to be fair.


     Issuance of common stock and equivalents by Kingsley Coach may dilute the value of outstanding shares and reduce the market price of our common stock.

     Throughout its history, Kingsley Coach has engaged in the practice of compensating our officers, directors, professional advisers and others by issuing common stock or options to them. In addition, in 2001 we issued 5,000,000 shares of our common stock in exchange for certain inventions. We issued those shares to a corporation controlled by individuals who work for Kingsley Coach. We expect to continue these practices, at least until we have sufficient capital resources that we can afford to pay cash for all of these services. In addition, we hope to sell equity shares in order to obtain the funds necessary to accomplish our business plan. Any or all of these transactions could have the effect of diluting the value of our outstanding shares. In addition, the market for our shares may be adversely affected by the issuance of additional shares.


                             SELLING SHAREHOLDERS

     The table below contains information regarding the individuals who are using this prospectus to offer common shares.


                                  Number of  Shares       Percentage of
Selling      Shares Owned         Shares     Owned After  Class Held
Shareholder  Before Offering(1)   Offered    Offering     After Offering
-----------------------------------------------------------------------------
Dan Rubin     4,000,000          4,000,000      0             0


     In 2003 Dan Rubin entered into a consulting agreement with The Kingsley Coach. Mr. Rubin performed a number of advisory services relating to analysis of the financial structure and outlook of The Kingsley Coach, formulation of a plan for internal and external financing of The Kingsley Coach, and creation of a detailed evaluation report for use by The Kingsley Coach in implementing its business plan. In consideration of his services, The Kingsley Coach awarded Mr. Rubin an option to purchase four million common shares at $.10 per share.


                          OTHER AVAILABLE INFORMATION

     The Kingsley Coach, Inc.is incorporating into this prospectus by reference the following documents previously filed with the Securities and Exchange Commission:

     (a) The Kingsley Coach, Inc.'s Annual Report on Form 10-KSB for the year ended June 30, 2002;

     (b) The Kingsley Coach, Inc.'s Quarterly Report on Form 10-QSB for the quarter ended September 30, 2002;

     (c) The Kingsley Coach, Inc.'s Quarterly Report on Form 10-QSB for the quarter ended December 31, 2002;

     (d) the description of The Kingsley Coach, Inc.'s Common Stock contained in its Registration Statement on Form 10-SB.

     The Kingsley Coach, Inc. is also incorporating into this prospectus by reference all documents hereafter filed by The Kingsley Coach, Inc. pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, until the termination of this offering.

      Upon written or oral request, The Kingsley Coach, Inc. will provide to each person, including any beneficial owner, to whom this prospectus is delivered a copy of any and all information that has been incorporated into this prospectus by reference. We will provide the information at no cost to the person who requests it. Any such request should be made to Ralph Dickenson, President, The Kingsley Coach, Inc. 180 U.S. Highway 522, Middleburg, PA 17842, telephone: 570-837-7114.

      The Kingsley Coach, Inc. files with the Securities and Exchange Commission annual, quarterly and current reports, proxy statements and other
information, which may assist you in understanding our company.   In addition,
we have filed a registration statement on Form S-8, including exhibits, with respect to the shares to be sold in the offering.

      You may read and copy the registration statement or any reports, statements or other information that we file at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our Commission filings, including the registration statement, are also available to you on the Commission's Web site at http://WWW.SEC.GOV.


                              INDEMNIFICATION

     Section 145 of the General Corporation Law of the State of Delaware authorizes a corporation to provide indemnification to a director, officer, employee or agent of the corporation, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding, if such party acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful as determined in accordance with the statute, and except that with respect to any action which results in a judgment against the person and in favor of the corporation the corporation may not indemnify unless a court determines that the person is fairly and reasonably entitled to the indemnification. Section 145 further provides that indemnification shall be provided if the party in question is successful on the merits.

     Our certificate of incorporation also provides that our directors will not be personally liable to us for monetary damages for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper personal benefit from their action as directors.

     Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to our directors, officers or controlling persons pursuant to the foregoing provision or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.


                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, The Kingsley Coach, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Middleburg and the Commonwealth of Pennsylvania on the 4th day of April, 2003.

                                     THE KINGSLEY COACH, INC.


                                     By:/s/ Ralph Dickenson
                                     -------------------------
                                     Ralph Dickenson, Chairman


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on April 4, 2003.


/s/ Ralph Dickenson
------------------------------
Ralph Dickenson, Director,
Chief Executive Officer,
Chief Accounting Officer


/s/ George O. R. Carlson
-------------------------------
George O. R. Carlson, Director


/s/ Catherine Rimes
-------------------------------
Catherine Rimes, Director


-------------------------------
Verdo Lancaster, Director


-------------------------------
James Whitehead, Director

                            INDEX TO EXHIBITS

4.1   2003 Stock and Stock Option Plan

4.2   Award Agreement dated April 4, 2003 issued to Dan Rubin

5     Opinion of Robert Brantl, Esq.

23.1  Consent of Mantyla McReynolds

23.2  Consent of Robert Brantl, Esq. is contained in his opinion, filed as
      Exhibit 5.


                    *       *       *       *       *

                                                              EXHIBIT 4.1

                          THE KINGSLEY COACH, INC.

                      2003 Stock and Stock Option Plan

Article 1. Establishment and Purpose

 1.1 Establishment of the Plan. The Kingsley Coach, Inc., a Delaware corporation (the "Company" or "Kingsley Coach"), hereby establishes an incentive compensation plan (the "Plan"), as set forth in this document.

 1.2 Purpose of the Plan. The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of Participants to those of the Company's shareholders, and by providing Participants with an incentive for outstanding performance. The Plan is further intended to attract and retain the services of Participants upon whose judgment, interest, and special efforts the successful operation of Kingsley Coach and its subsidiaries is dependent.

 1.3  Effective Date of the Plan.  The Plan shall become effective on April
3, 2003.

Article 2. Definitions

 Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

 (a) "Award" means, individually or collectively, a grant under this Plan of Stock, Nonqualified Stock Options, Incentive Stock Options, or Restricted Stock.
 (b) "Award Agreement" means an agreement which may be entered into by each Participant and the Company, setting forth the terms and provisions applicable to Awards granted to Participants under this Plan.

 (c)  "Board" or "Board of Directors" means the Kingsley Coach Board of
Directors.

 (d) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

 (e) "Committee" means the committee or committees, as specified in Article 3, appointed by the Board to administer the Plan with respect to grants of Awards.

 (f) "Consultant" means a natural person under contract with the Company to provide bona fide services to the Company which are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company's securities.

 (g) "Director" means any individual who is a member of the Kingsley Coach Board of Directors.

 (h) "Eligible Person" means an Employee, Director or Consultant.

 (i) "Employee" means any officer or employee of the Company or of one of the Company's Subsidiaries. Directors who are not otherwise employed by the Company shall not be considered Employees under this Plan.

 (j) "Fair Market Value" shall mean (i) at such time as there are closing prices quoted for the Shares, the closing price of Shares on the relevant date, or (if there were no sales on such date) the next preceding trading date, all as reported on the principal market for the Shares, or (ii) at such time as there is a public market quoted without closing prices, the mean of the closing high bid and low asked on the relevant date, as reported on the principal market for the Shares, or (iii) at such time as there is no public market for the Shares, the value determined from time to time by the Board of Directors.

 (k) "Incentive Stock Option" or "ISO" means an option to purchase Shares from Kingsley Coach, granted under this Plan, which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

 (l) "Insider" shall mean an Eligible Person who is, on the relevant date, an officer, director, or ten percent (10%) beneficial owner of the Company, as those terms are defined under Section 16 of the Exchange Act.

 (m) "Nonqualified Stock Option" or "NQSO" means the option to purchase Shares from Kingsley Coach, granted under this Plan, which is not intended to be an Incentive Stock Option. A Nonqualified Stock Option may be styled as a warrant.

 (n) "Option" or "Stock Option" shall mean an Incentive Stock Option or a Nonqualified Stock Option.

 (o) "Participant" means a person who holds an outstanding Award granted under the Plan.

 (p) "Plan" means this 2003 Stock and Stock Option Plan.

 (q) "Restricted Stock" means an Award of Stock granted to an Eligible Person pursuant to Article 7 herein.

 (r)  "Shares" or "Stock" means the shares of common stock of  the Company.

Article 3. Administration

 3.1  The Committee.   The Plan and all Awards hereunder shall be administered
by one or more Committees of the Board as may be appointed by the Board for this purpose. The Board may appoint a Committee specifically responsible for Awards to Insiders (the "Disinterested Committee") where each Director on such Disinterested Committee is a "Non-Employee Director" (or any successor designation for determining who may administer plans, transactions or awards exempt under Section 16(b) of the Exchange Act), as that term is used in Rule 16b-3 under the Exchange Act, as that rule may be modified from time to time. If no specific Committee is appointed by the Board, then the Board in its entirety shall be the Committee. Any Committee may be replaced by the Board at any time.

 3.2 Authority of the Committee. The Committee shall have full power, except as limited by law and subject to the provisions herein, to select the recipients of Awards; to determine the size and types of Awards; to determine the terms and conditions of such Awards in a manner consistent with the Plan; to construe and interpret the Plan and any agreement or instrument entered into under the Plan; to establish, amend, or waive rules and regulations for the Plan's administration; and (subject to the provisions of Article 8 herein) to amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan.

 The Committee shall determine which Awards are made pursuant to Rule 701 under the Securities Act of 1933, as amended.

 No Award may be made under the Plan after March 31, 2010.

 All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders or resolutions of the Board shall be final, conclusive, and binding on all persons, including the Company, its stockholders, Eligible Persons, Participants, and their estates and beneficiaries.

Article 4. Shares Subject to the Plan

 4.1 Number of Shares. Subject to adjustment as provided in Section 4.3 herein, the number of Shares available for grant under the Plan shall not exceed four million (4,000,000) Shares. The Shares granted under this Plan may be either authorized but unissued or reacquired Shares.

 Without limiting the discretion of the Committee under this section, unless otherwise provided by the Committee, the following rule will apply for purposes of the determination of the number of Shares available for grant under the Plan or compliance with the foregoing limits: The grant of a Stock Option or a Restricted Stock Award shall reduce the Shares available for grant under the Plan by the number of Shares subject to such Award. However, to the extent the Participant uses previously owned Shares to pay the Exercise Price or any taxes, or Shares are withheld to pay taxes, these Shares shall be available for regrant under the Plan.

 4.2 Lapsed Awards. If any Award granted under this Plan is canceled, terminates, expires, or lapses for any reason, Shares subject to such Award shall be again available for the grant of an Award under the Plan.

 4.3 Adjustments in Authorized Plan Shares. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, Stock dividend, split-up, Share combination, or other change in the corporate structure of the Company affecting the Shares, an adjustment shall be made in the number and class of Shares which may be delivered under the Plan, and in the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, and/or the number of outstanding Options, and Shares of Restricted Stock constituting outstanding Awards, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights.

Article 5. Stock Grant

 5.1 Grant of Stock. Subject to the terms and provisions of the Plan, the Board of Directors, at any time and from time to time, may grant Shares of Stock to Eligible Persons in such amounts and upon such terms and conditions as the Board of Directors shall determine.

Article 6. Stock Options

 6.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Eligible Persons at any time and from time to time, and under such terms and conditions, as shall be determined by the Committee. The Committee shall have discretion in determining the number of Shares subject to Options granted to each Eligible Person. The Committee may grant ISOs, NQSOs, or a combination thereof. ISOs, however, may be granted only to Employees and only if this Plan is approved by the shareholders of the Company within one year after it is adopted by the Board of Directors.

 6.2 Form of Issuance. Each Option grant may be issued in the form of an Award Agreement and/or may be recorded on the books and records of the Company for the account of the Participant. If an Option is not issued in the form of an Award Agreement, then the Option shall be deemed granted as determined by the Committee. The terms and conditions of an Option shall be set forth in the Award Agreement, in the notice of the issuance of the grant, or in such other documents as the Committee shall determine. Such terms and conditions shall include the Exercise Price, the duration of the Option, the number of Shares to which an Option pertains (unless otherwise provided by the Committee, each Option may be exercised to purchase one Share), and such other provisions as the Committee shall determine, including, but not limited to whether the Option is intended to be an ISO or a NQSO.

 6.3  Exercise Price.

 (a) Unless a greater Exercise Price is determined by the Committee, the Exercise Price for each ISO awarded under this Plan shall be equal to one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted. If, however, the Eligible Person owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporations, then the Exercise Price of an ISO shall be not less than one hundred ten percent (110%) of the Fair Market Value of a Share on the date the Option is granted.

 (b) The Exercise Price of a NQSO shall be determined by the Committee in its sole discretion.

 6.4 Duration of Options. Each Option shall expire at such time as the Committee shall determine at the time of grant (which duration may be extended by the Committee); provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary date of its grant. If, however, the Eligible Person owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporations, then no Option shall be exercisable later than the fifth (5th) anniversary date of its grant.

 6.5 Vesting of Options. Options shall vest at such times and under such terms and conditions as determined by the Committee; provided, however, unless a different vesting period is provided by the Committee at or before the grant of an Option, the Options will vest on the first anniversary of the grant.

 6.6 Exercise of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

 Options shall be exercised by delivery of a written notice (including e-mail and telecopies) to the Secretary of the Company (or, if so provided by the Company, to its designated agent), which notice shall be irrevocable, setting forth the exact number of Shares with respect to which the Option is being exercised and including with such notice payment of the Exercise Price. When Options have been transferred, the Company or its designated agent may require appropriate documentation that the person or persons exercising the Option, if other than the Participant, has the right to exercise the Option. No Option may be exercised with respect to a fraction of a Share.

 6.7 Payment. The Exercise Price shall be paid in full at the time of exercise. No Shares shall be issued or transferred until full payment has been received therefor.

Article 7. Restricted Stock

 7.1 Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Eligible Persons in such amounts and upon such terms and conditions as the Committee shall determine.

 7.2 Restricted Stock Agreement. The Committee may require, as a condition to an Award, that a recipient of a Restricted Stock Award enter into a Restricted Stock Award Agreement, setting forth the terms and conditions of the Award. In lieu of a Restricted Stock Award Agreement, the Committee may provide the terms and conditions of an Award in a notice to the Participant of the Award, on the Stock certificate representing the Restricted Stock, in the resolution approving the Award, or in such other manner as it deems appropriate.

 7.3 Transferability. Except as otherwise provided in this Article 7, the Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Restriction Period established by the Committee, if any.

 7.4 Other Restrictions. The Committee may impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock and/or restrictions under applicable Federal or state securities laws; and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

 The Company shall also have the right to retain the certificates representing Shares of Restricted Stock in the Company's possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied.

 7.5 Removal of Restrictions. Except as otherwise provided in this Article 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the Restriction Period and completion of all conditions to vesting, if any. However, unless otherwise provided by the Committee, the Committee, in its sole discretion, shall have the right to immediately waive all or part of the restrictions and conditions with regard to all or part of the Shares held by any Participant at any time.

 7.6 Voting Rights, Dividends and Other Distributions. During the Restriction Period, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights and shall receive all regular cash dividends paid with respect to such Shares. Except as provided in the following sentence, in the sole discretion of the Committee, other cash dividends and other distributions paid to Participants with respect to Shares of Restricted Stock may be subject to the same restrictions and conditions as the Shares of Restricted Stock with respect to which they were paid. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions and conditions as the Shares of Restricted Stock with respect to which they were paid.

 7.7 Termination of Employment Due to Death or Disability. In the event the Employment of a Participant shall terminate by reason of death or Disability, unless otherwise provided by the Committee prior to or at the time of the Award, all Restriction Periods and all restrictions imposed on outstanding Shares of Restricted Stock held by the Participant shall immediately lapse and the Restricted Stock shall immediately become fully vested as of the date of termination of Employment.

 7.8 Termination of Employment for Other Reasons. If the Employment of a Participant shall terminate for any reason other than those specifically set forth in Section 7.7 herein, all Shares of Restricted Stock held by the Participant which are not vested as of the effective date of termination of Employment immediately shall be forfeited and returned to the Company.

Article 8. Amendment, Modification, and Termination

 8.1 Amendment, Modification, and Termination. The Board of Directors alone shall have the right to alter, amend or revoke the Plan or any part thereof at any time and from time to time, provided, however, that the Board of Directors may not, without the approval of the holders of a majority of the voting Shares, make any alteration or amendment to the Plan which changes the aggregate number of shares of Common Stock which may be issued under the Plan, extend the term of the Plan, or change the employees or class of employees eligible to receive Awards thereunder. The Board may at any time suspend or terminate the Plan in whole or in part.

 8.2 Awards Previously Granted. No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

Article 9. Successors

 All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 10. Legal Construction

 10.1 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

 10.2 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

 10.3 Securities Law Compliance. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the plan or action by the Committee fails to comply with a condition of Rule 16b-3 or its successors, it shall not apply to the Insiders or transactions thereby.

 10.4 Governing Law. To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.


                *       *       *       *       *


                                                         EXHIBIT 4.2

THE AWARD OF OPTIONS DESCRIBED IN THIS AWARD AGREEMENT IS, AND THE ISSUANCE OF SHARES OF COMMON STOCK UPON EXERCISE OF THE OPTIONS WILL BE, MADE PURSUANT TO A PROSPECTUS WHICH CONSISTS OF THIS AWARD AGREEMENT, THE 2003 STOCK AND STOCK OPTION PLAN, AND THE COMPANY'S MOST RECENT ANNUAL REPORT FILED WITH
THE SECURITIES AND EXCHANGE COMMISSION, SUBSEQUENT QUARTERLY REPORTS, AND
ALL DOCUMENTS HEREAFTER FILED PURSUANT TO THE SECURITIES EXCHANGE ACT.
COPIES OF ALL SUCH DOCUMENTS ARE AVAILABLE UPON REQUEST MADE TO THE PRESIDENT OF THE COMPANY.


                          THE KINGSLEY COACH,  INC.

                Award Agreement  - Non-Qualified Stock Option

Optionee: Dan Rubin

Date of Issuance: April 4, 2003

Effective Date: April 4, 2003

Total Shares: 4,000,000 Common Shares

     The Kingsley Coach, Inc., a Delaware corporation (the "Company"), pursuant to its 2003 Stock and Stock Option Plan ("the Plan"), grants to the Optionee identified above a non-qualified option to purchase the number of shares stated above of the Common Stock, $.0001 par value, of the Company (the "Shares"), on the terms and conditions set forth herein and in the Plan. All terms of the Plan not specifically set forth herein are incorporated herein by reference, and the Optionee should review the Plan to ascertain all the terms and conditions of this Option.

          1. Exercise Period. The "Exercise Period" shall commence on the date hereof and shall terminate on April 15, 2003 unless extended by mutual written agreement of the Company and the Optionee.

          2. Exercise Price. The "Exercise Price" for each Share subject to this Option shall be Ten Cents ($.10), subject to adjustment pursuant to
Section 4 of this Award Agreement.

          3.  Exercise of Option.

          (a) This Option may be exercised only by the delivery to the President or Secretary of the Company, at its principal office, within the Exercise Period, of a written notice of exercise in the form prescribed by the Board of Directors. The notice shall specify the number of shares for which the Option is being exercised (which number, if less than all of the shares then subject to exercise, shall be 100 or a multiple thereof) and shall be accompanied by payment in full of the purchase price of such shares. No shares shall be delivered upon exercise of any Option until all laws, rules and regulations which the Board of Directors may deem applicable have been complied with.

          (b) The person exercising an Option shall not be considered a record holder of the stock so purchased for any purpose until the date on which he is actually recorded as the holder on such stock records of the Company.

          (c) If a registration statement under the Securities Act of 1933 is not then in effect with respect to the shares issuable upon such exercise, it shall be a condition precedent that the person exercising the Option give to the Company at the time of exercise the following representations in writing:

          (i) The Optionee recognizes that the Common Stock has not been registered under the Securities Act of 1933, as amended (the "Act") or under the securities laws of any state, and, therefore, cannot be resold unless the Common Stock is registered under the Act or unless an exemption from registration is available;

          (ii) The Optionee is acquiring the Common Stock for his or her own account for long-term investment and not with a view toward resale, fractionalization or division, or distribution thereof. No one other than the Optionee has any beneficial interest in any of the Common Stock.

          4.  Anti-Dilution Provisions.

          (a) If there is any stock dividend, stock split, or combination of shares of Common Stock of the Company, the number and amount of shares then subject to Option shall be proportionately and appropriately adjusted. No change shall be made in the aggregate purchase price to be paid for all shares subject to this Option, but the aggregate purchase price shall be allocated among all shares subject to this Option after giving effect to the adjustment.

          (b) If there is any other change in the Common Stock of the Company, including recapitalization, reorganization, sale or exchange of assets, exchange of shares, offering of subscription rights, or a merger or consolidation in which the Company is the surviving corporation, an adjustment, if any, shall be made in the shares then subject to this Option as the Board of Directors may deem equitable. Failure of the Board of Directors to provide for an adjustment pursuant to this subparagraph prior to the effective date of any Company action referred to herein shall be conclusive evidence that no adjustment is required in consequence of such action.

          5.  Investment Representation and Legend of Certificates.

          By accepting this Option, the Optionee agrees that, until such time, as a registration statement under the Securities Act of 1933 becomes effective with respect to the Option and/or the stock, s/he is taking this Option and will take the stock underlying this Option, for investment and not for resale or distribution. The Company shall have the right to place upon the face or back of any stock certificate or certificates evidencing shares issuable upon the exercise of this Option such legend as the Board of Directors may prescribe for the purpose of preventing disposition of such shares in violation of the Securities Act of 1933, as now or hereafter provided.


          6.  Non-Transferability.

          This Option shall not be transferable by the Optionee. It shall be exercisable only during the lifetime of the Optionee and only by the Optionee.

          7.  Certain Rights Not Conferred by Option.

          The Optionee shall not, by virtue of holding this Option, be entitled to any rights of a stockholder in the Company.

          8.  Expenses.

          The Company shall pay all original issue and transfer taxes with respect to the issue and transfer of shares of Common Stock of the Company pursuant hereto and all other fees and expenses necessarily incurred by the Company in connection therewith.


                                   The KINGSLEY COACH, INC.



                                   By:/s/ Ralph Dickenson
                                   -------------------------
                                   Name: Ralph Dickenson
                                   Title: President


       *       *       *       *       *       *       *

                                                           EXHIBIT 5


                             ROBERT BRANTL, ESQ.
                              322 Fourth Street
                              Brooklyn, NY 11215
                                718-768-6045

April 4, 2003

The Kingsley Coach, Inc.
180 U.S. Highway 522
Middleburg, PA 17842

Gentlemen:

With reference to the Registration Statement on Form S-8 which The Kingsley Coach, Inc. proposes to file with the Securities and Exchange Commission registering 4,000,000 common shares which may be offered and sold by The Kingsley Coach, Inc. under the 2003 Stock and Stock Option Plan (the "Shares"), I am of the opinion that all proper corporate proceedings have been taken so that the Shares, upon sale and payment therefor in accordance with the Plan, will be legally issued, fully paid, and nonassessable.

I hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the Registration Statement referred to above.

                                        Yours,


                                        /s/ Robert Brantl
                                        --------------------
                                        Robert Brantl


                  *       *       *       *       *

                                                         EXHIBIT 23.1


April 4, 2001

United States Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C.  20549

Re: Consent to be named in the Form S-8 Registration Statement of The
    Kingsley Coach, Inc., a Delaware corporation (the Registrant).

Ladies and Gentlemen:

We hereby consent to the use of our report for the years ended June 30, 2002 and 2001, dated August 30, 2002, in the above referenced Registration Statement. We also consent to the use of our name as experts in such Registration Statement.

                                   Sincerely,

                                   /s/ Mantyla McReynolds
                                   ---------------------------
                                   Mantyla McReynolds